SECURITIES AND EXCHANGE COMMISSION

                Washington, DC 20549



                    FORM 8-K

                   CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(D) OF
         THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
                  June 30,1997



               HORIZON GROUP, INC.
      (Exact Name of Registrant as Specified in Charter)



MICHIGAN                      1-12424                  38-2559212
(State or other         (Commission File Number)  (IRS  Employer Identification
No.) Jurisdiction of
Incorporation)

                5000 HAKES DRIVE, NORTON SHORES, MICHIGAN   49441
               (Address of Principal Executive Office)   (Zip Code)


      Registrant's telephone number, including area code:  (616) 798-9100



                        NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

    On  June 30, 1997, Registrant, through indirect wholly-
owned   subsidiaries    ("Borrower"),    entered   into   a
$300,600,000  credit  facility with Lehman Brothers  Realty
Corporation ("Lender").   The  initial  loan  (the "Initial
Loan") of $250,600,000 included an initial funding  at  the
closing  of $212,100,000 and a reservation of financing for
the  acquisition   of  certain  specified  properties  (the
"Additional Loan").   Borrower  may  borrow  an  additional
$50,000,000 in increments of no less than $10,000,000 each, subject to Borrower's satisfaction of certain conditions, including predefined debt service coverage ratios (the
"Second Loan" and collectively with the "Initial Loan," including the "Additional Loan," the "Loan"). Interest on the Loan is payable at the following rates: (i) 1.75% over the London interbank offered rate ("LIBOR") for the Initial
Loan,  and  (ii) 2.25% over LIBOR for the  Second  Loan  or
(iii) the prime  rate plus .75% with respect to the Initial
Loan and plus 1.25% with respect to the Second Loan, for a prime rate loan if the Loan is converted to a prime rate loan under certain circumstances at Lender's discretion.
The maturity date of the Loan is July 1, 1999, unless otherwise extended pursuant to the terms of the Loan. The net proceeds of the Initial Loan were primarily used to repay the Registrant's aggregate outstanding balances under the following: (i) a revolving credit facility with a subsidiary of First Chicago NBD Corporation and other banks, (ii) construction financing facilities with Canadian
Imperial  Bank of Commerce, (iii) four permanent loans  and
(iv) one revolving credit facility. The Loan is guaranteed by Registrant and Horizon/Glen Outlet Centers Limited
Partnership and is secured by a pool of 17 properties transferred to Borrower.


ITEM 7. FINANCIAL    STATEMENTS,   PRO   FORMA    Financial
Information and Exhibits.

        (A)     FINANCIAL   STATEMENTS   OF   THE  BUSINESS
ACQUIRED

                Not Applicable.


        (B)     PRO FORMA FINANCIAL INFORMATION

                Not Applicable.



        (C)     EXHIBITS


EXHIBIT NO. DESCRIPTION

     10.1 Loan Agreement, dated as of June 30, 1997, between
        HGL  Outlet  Associates  and  Third  Horizon  Group
        Limited  Partnership  and  Lehman  Brothers  Realty
        Corporation.{1}



**FOOTNOTES**

     {1}  Filed herewith.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



HORIZON GROUP, INC.
(Registrant)

By:/S/ RICHARD PHILLIPS
      Richard Phillips
      Vice President (Principal Accounting Officer)

     Dated:  July 24, 1997